Exhibit 99.1
Earthstone Energy, Inc. Announces Date of
Special Meeting of Stockholders

The Woodlands, Texas, November 6, 2018 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone,” the “Company,” “we” or “us”), today announced that a special meeting of stockholders will be held on January 3, 2019 at 9:00 a.m. CST at the offices of the Company, located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.  The purpose of the meeting will be to consider and act upon the previously announced Contribution Agreement dated October 17, 2018 (the “Contribution Agreement”), by and among Earthstone, Earthstone Energy Holdings, LLC and Sabalo Holdings, LLC, and other matters related thereto. Stockholders of record as of the close of business on November 5, 2018 will be entitled to receive notice of, and to vote at, the special meeting of stockholders. Proxy materials related to the special meeting of stockholders were first mailed to stockholders on or about November 6, 2018. Earthstone has engaged Advantage Proxy, Inc. as its proxy solicitor in connection with the special meeting of stockholders.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Additional Information and Where to Find It

In connection with the proposed acquisition (the “Acquisition”) pursuant to the Contribution Agreement, Earthstone filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2018 and subsequently mailed to its security holders a definitive proxy statement and other relevant documents in connection with the proposed Acquisition. This release is not a substitute for the definitive proxy statement or any other document that Earthstone may file with the SEC or send to its stockholders in connection with the proposed Acquisition. EARTHSTONE URGES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS LATER FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE AND THE PROPOSED ACQUISITION. Investors and security holders can obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the definitive proxy statement may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com. Investors and security holders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas, 77380, or by telephone at 281-298-4246.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Acquisition. Information regarding the

Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC by the Company on November 6, 2018 in connection with the special meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement filed with the SEC on November 6, 2018.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “guidance,” “forecast,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Acquisition to the Company and its stockholders, the anticipated completion of the Acquisition or the timing thereof, the success of obtaining any financing for the proposed Acquisition, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to obtain stockholder and regulatory approvals of the Acquisition; the ability to complete the Acquisition on anticipated terms and timetable; the Company’s ability to integrate Sabalo Energy, LLC’s (“Sabalo Energy”) and Shad Permian, LLC’s assets and operations successfully after the Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of the Company or Sabalo Energy’s assets; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit agreement; the Company’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the Company’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; the Company’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. The Company’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect the Company’s business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com